UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 12, 2012

Midas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road, Itasca, Illinois, 60143

(Address of principal executive offices, zip code)

(630) 438-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 12, 2012, Midas, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TBC Corporation, a Delaware corporation (“Parent”), and Gearshift Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”). Parent is a subsidiary of Sumitomo Corporation of America. The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”).

Under the terms of the Merger Agreement, Acquisition Sub will commence a tender offer (the “Offer”) to purchase all of the Company’s outstanding shares of common stock, par value $0.001 per share (together with the associated preferred stock purchase rights, the “Common Stock”) at a purchase price of $11.50 per share, net to seller in cash without interest thereon and less any required withholding tax (such tender offer, the “Offer” and such purchase price, the “Offer Price”). The Merger Agreement provides that the Offer will expire 20 business days following the commencement of the Offer, subject to certain extension rights and obligations set forth in the Merger Agreement, provided that the Acquisition Sub shall not be required to extend the expiration date of the Offer beyond July 12, 2012.

The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn in the Offer shares of Common Stock that, together with shares of Common Stock owned by Parent, Acquisition Sub or any of their respective subsidiaries and the aggregate number of shares underlying Company stock options that are available to be acquired by Parent pursuant to the Support Agreement (as defined below) after Acquisition Sub accepts the shares tendered in the Offer, represent a majority of the sum of the issued and outstanding Common Stock as of the expiration of the Offer plus the aggregate number of shares of Common Stock issuable to holders of outstanding Company stock options, plus the aggregate number of shares of Common Stock issuable to holders of outstanding Company warrants (the “Minimum Tender Condition”). The Offer is also subject to certain other conditions, including (i) that certain representations and warranties of the Company set forth in the Merger Agreement are true and correct and continue to be true and correct as of the expiration of the Offer; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (iii) the Company shall have complied with in all material respects its obligations under the Merger Agreement; (iv) the absence of certain legal impediments; and (v) that, since the effective date of the Merger Agreement, no change, circumstance or event has occurred and is continuing that would have a material adverse effect on the Company. The payment for shares of Common Stock accepted for payment pursuant to and subject to the conditions of the Offer is referred to as the “Offer Closing.”

The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to the terms and conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”). As a result of the Merger, each issued and outstanding share of Common Stock (other than shares of Common Stock held by Parent, Acquisition Sub or the Company, held in the Company’s treasury, or their subsidiaries, or held by stockholders who are entitled to assert, and who properly assert, dissenters’ rights) that is not tendered pursuant to the Offer will be converted into the right to receive an amount in cash equal to the Offer Price, without interest, and otherwise cease to exist. Following the effective time of the Merger, the separate corporate existence of Acquisition Sub shall cease, and the Company shall continue as the surviving corporation in the Merger. If Parent and Acquisition Sub own more than 90% of the outstanding Common Stock, Acquisition Sub will complete the Merger through the “short form” procedures available under Delaware law, pursuant to which no vote of the stockholders at a special meeting is required to approve the Merger.

Pursuant to the Merger Agreement, if the Minimum Tender Condition is satisfied but the 90% threshold referred to in the preceding paragraph is not satisfied, the Company shall issue to Acquisition Sub, and Acquisition Sub shall purchase (the “Top-Up”), at a price per share equal to the Offer Price (and payable at the option of Acquisition Sub by the issuance of a promissory note to the Company), a number of newly issued, fully paid and nonassessable shares of Common Stock (the “Top-Up Shares”) that, when added to the number of shares of Common Stock directly or indirectly owned by Acquisition Sub at the time of the closing of the purchase of Top-Up Shares (after giving effect to the Offer Closing), shall constitute one share more than the number of shares of Common Stock necessary to complete the Merger through the “short form” procedures available under Delaware law; provided, however, that the Top-Up may not be exercised (i) to purchase an amount of Top-Up Shares in excess of the number of shares of Common Stock authorized and unissued and not otherwise reserved or committed for issuance at the time of exercise of the Top-Up, (ii) unless the Offer Closing shall have occurred or (iii) unless, immediately after such exercise, Parent and its subsidiaries would own sufficient shares of Common Stock to complete the Merger though the “short form” procedures.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among other things (i) covenants not to solicit alternative transactions or to provide information or enter into discussions in connection with alternative transactions, except with respect to discussions or negotiations with persons related to bona fide, unsolicited acquisition proposals that the Board or any committee thereof determines in good faith after consultation either constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), and (ii) representations and warranties that the Board has taken all necessary action to ensure that the Offer, the Merger Agreement and the transactions contemplated in connection therewith are exempt from the terms of the Rights Agreement effective December 7, 2007 between the Company and ComputerShare Trust Company N.A., as amended (the “Rights Agreement”).

The Merger Agreement contains certain termination rights for the Company and Parent. In connection with the termination of the Merger Agreement under specified circumstances, the Company shall pay Parent a termination fee equal to $5.59 million or $6.88 million under certain other circumstances. The Company shall also reimburse Parent for up to $1.0 million in out-of-pocket fees and expenses in certain circumstances.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Offer, Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

A copy of the Merger Agreement is provided with this report solely to inform investors of its terms. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by Parent and Acquisition Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by certain disclosures not contained in the Merger Agreement that modify, qualify and create exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company, on the one hand, and Parent and Acquisition Sub, on the other hand. Accordingly, investors should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Parent or Acquisition Sub at the time they were made or otherwise.

Concurrently with the execution and delivery of the Merger Agreement, Alan D. Feldman and the Alan D. Feldman Irrevocable 2010 Midas Grantor Annuity Trust (collectively, “Feldman”) entered into a tender and support agreement (the “Support Agreement”) with Parent and Acquisition Sub whereby Feldman committed, among other things, subject to the terms and conditions of the Support Agreement, to tender all of Feldman’s shares of Common Stock in the Offer. The Support Agreement automatically terminates upon the termination of the Merger Agreement or the occurrence of certain other events. The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, which is filed as Exhibit 99.1 and is incorporated herein by reference.

The disclosures set forth in Items 3.03 and 5.02 of this Current Report on Form 8-K are hereby incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

On March 12, 2012, the Company entered into an amendment to the Rights Agreement, with the purpose and intent of rendering the Rights Agreement inapplicable to the Offer, the Top-Up, the Merger, the Merger Agreement, the Support Agreement and any other transaction contemplated by the Merger or the Support Agreement and to cause the Rights (as defined in the Rights Agreement) to expire immediately prior to the effective time of the Merger. The foregoing description of the amendment to the Rights Plan is not complete and is qualified in its entirety by reference to Amendment No. 2 to Rights Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Feldman Option Grants

In connection with the Merger Agreement and the Support Agreement, on March 12, 2012, the Board approved amendments to the Company’s Amended & Restated Stock Incentive Plan, Treasury Stock Plan, and option agreements with Alan Feldman to permit Mr. Feldman to “net exercise” his options in the manner contemplated by the Support Agreement.

2012 Annual Incentive Compensation Plan

On March 12, 2012, the Board, upon the recommendation of its Compensation Committee (the “Committee”), approved the terms of the 2012 Annual Incentive Compensation Plan (the “2012 Plan”) for the Company’s executive officers and key employees, including its Chief Executive Officer. The 2012 Plan is intended to provide incentives to the 2012 Plan participants in the form of cash bonus payments for achieving certain specified performance goals.

The bonus target levels under the 2012 Plan range between 15% and 90% (or such greater percentage as may result from the enhancement features described below) of the applicable participant’s annual base salary, depending upon the participant’s salary grade within the Company. The bonus target levels for the Company’s officers under the 2012 Plan are as follows:

Title	Bonus Target Level*
Chief Executive Officer	90%

Executive Vice President	60%

Senior Vice Presidents	50%

Vice Presidents	35%

Director-level employees	15-25%

*	as a percentage of base salary

As previously noted, the foregoing bonus target levels are subject to the enhancement features described below.

The 2012 Plan is comprised of three components: (1) an Operating Income component (the “Operating Income Component”), which represents 50% of the 2012 Plan’s potential bonus payout, (2) a North American Comparable Shop Retail Sales Increase component (the “Retail Sales Component”), which represents 20% of the 2012 Plan’s potential bonus payout, and (3) an Individual Objectives component (the “Individual Objectives Component”), which represents the remaining 30% of the 2012 Plan’s potential bonus payout.

Bonus awards pursuant to the Operating Income Component are based upon the Company’s achievement of an operating income target of approximately $24,528,000 for 2012, which is then adjusted to exclude the impact of bonus accruals, restricted stock amortization expense, costs related to the expensing of stock options, gains and losses on asset sales, and restructuring costs (the “Financial Target”). In addition, the Operating Income Component contains a “2 for 1” enhancement feature whereby, for each 1% (or pro rata portion thereof) over the Financial Target achieved by the Company, an additional 2% (or corresponding pro rata portion thereof) is added to the target bonus award under the Operating Income Component. Similarly, for each 1% (or pro rata portion thereof) that the Company falls short of the Financial Target, the target bonus award under the Operating Income Component is reduced by 2% (or corresponding pro rata portion thereof). The 2012 Plan specifically provides that no bonus awards are to be paid pursuant to the Operating Income Component unless the Company achieves at least 80% of the Financial Target (the “Financial Target Threshold”).

Bonus awards pursuant to the Retail Sales Component are based upon the Company’s achievement of a 2% comparable shop retail sales increase in North America for 2012 (the “Sales Target”). In addition, the Retail Sales Component contains an enhancement feature whereby, for each 1% (or pro rata portion thereof) over the 2% targeted increase in comparable shop retail sales achieved by the Company in North America, an additional 10% (or corresponding pro rata portion thereof) would be added to the target bonus award payable thereunder (up to a maximum of 130%). Similarly, for each 1% (or pro rata portion thereof) that the Company falls short of the 2% targeted increase, the target bonus award under the Sales Component would be reduced by 10% (or corresponding pro rata portion thereof), with no payout thereunder if the comparable shop retail sales increase in North America is below 1% in 2012 (the “Sales Target Threshold”). The 2012 Plan specifically provides that no bonus awards are to be paid pursuant to the Retail Sales Component if the Company fails to achieve the Financial Target Threshold under the Operating Income Component.

Bonus awards pursuant to the Individual Objectives Component are based upon a 2012 Plan participant’s achievement of specific individual objectives. Individual objectives are established by mutual agreement of the participant and his or her direct supervisor within the Company (or the Board, in the case of the Chief Executive Officer), and align with, and otherwise support and/or advance, the Company’s overall business strategy. The Individual Objectives Component of the 2012 Plan provides for a maximum achievement percentage of 150% in order to acknowledge and reward extraordinary efforts by the 2012 Plan participant in achieving particular individual objectives. Bonus awards pursuant to the Individual Objectives Component are not contingent upon the Company’s achievement of the Financial Target, the Sales Target or any other financial metrics.

The 2012 Plan provides for a maximum cap of 150% of a participant’s target bonus level, notwithstanding the above-described enhancement features under the Operating Income Component, the Retail Sales Component and the Individual Objectives Component.

The Committee oversees the 2012 Plan. All bonus awards made pursuant to the 2012 Plan are subject to the Committee’s approval. In addition, the Committee has sole authority to determine whether the Financial Target Threshold and the Sales Target Threshold have been achieved by the Company and, if so, the applicable bonus award percentages under the Operating Income Component and the Retail Sales Component resulting from the enhancement features described above. The 2012 Plan also provides the Committee with discretion to include or exclude significant one-time items in determining the level of achievement of the Financial Target and the Sales Target.

Amended and Restated Severance Plan

On March 12, 2012, the Board approved an amendment to the Company’s Severance Plan for Full Time Salaried (Exempt) and Hourly (Non-Exempt) Employees (“Severance Plan”) to provide that such plan may not be modified for one year following a change of control. The foregoing description of the amendment to the Severance Plan is not complete and is qualified in its entirety by reference to the Amended and Restated Severance Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On March 13, 2012, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Forward-Looking Statements

Statements in this current report may contain, in addition to historical information, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), and the Company claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. All statements included in this communication concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of, among other things, a failure to satisfy one or more of the closing conditions and that the Company’s business will have been adversely impacted during the pendency of the tender offer. Forward-looking statements include statements relating to: the expected benefits and costs of the transaction; management plans relating to the transaction; the anticipated timing of filings and approvals relating to the acquisition, including approvals under Hart-Scott-Rodino and any other competition approvals; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; projections of earnings, revenues, synergies, accretion, margins or other financial items; plans, strategies and objectives of management for future operations, including the execution of integration plans; any expectation or belief; and any assumption underlying any of the foregoing. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on from 8-K and other documents filed with the SEC. Accordingly, no assurances can be given as to whether the transaction will be completed or if any of the other events anticipated by the forward-looking statements will occur or what impact they will have. Forward-looking statements speak only as of the date the statement was made. The Company does not undertake and specifically declines any obligation to update any forward-looking statements.

Additional Information and Where to Find It

The Offer has not yet commenced, and this current report is neither an offer to purchase nor a solicitation of an offer to sell any shares of the Common Stock or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”). The offer to purchase shares of the Common Stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by Parent and Acquisition Sub, and the solicitation/recommendation statement will be filed with the SEC by the Company. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Company at 1300 Arlington Heights Road, Itasca, Illinois 60143, Attn: Bob Troyer, telephone (630) 438-3016.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, by and among TBC Corporation, Gearshift Merger Corp., and Midas, Inc., dated as of March 12, 2012.

4.1	Amendment No. 2 to Rights Agreement, by and between Midas, Inc. and Computershare Trust Company, N.A., dated as of March 12, 2012.

10.1	Amended and Restated Severance Plan for Full Time Salaried (Exempt) and Hourly (Non-Exempt) Employees.

99.1	Tender and Support Agreement, by and among TBC Corporation, Gearshift Merger Corp., Midas, Inc., Alan D. Feldman and the Alan D. Feldman Irrevocable 2010 Midas Grantor Annuity Trust, dated as of March 12, 2012.

99.2	Joint Press Release, dated March 13, 2012, by TBC Corporation and Midas, Inc..

*	The schedules to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of such schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midas, Inc.

Date: March 15, 2012	By:	/s/ William M. Guzik
		Name:	William M. Guzik
		Title:	Executive Vice President and Chief Financial Officer